Exhibit 3.2

DIRTT

AMENDED & RESTATED

By-Law No.1

Amended & Restated
By-law No. 1

Appendix “B” – Amended and Restated By-Law

A By-law relating generally to the transaction of the business and affairs of

DIRTT Environmental Solutions Ltd.

CONTENTS

SECTION SUBJECT

ONE INTERPRETATION

TWO BUSINESS OF THE CORPORATION

THREE DIRECTORS

FOUR COMMITTEES

FIVE PROTECTION OF DIRECTORS AND OFFICERS

SIX NOMINATION OF DIRECTORS

SEVEN SHARES

EIGHT DIVIDENDS

NINE MEETINGS OF SHAREHOLDERS

TEN NOTICES

ELEVEN EFFECTIVE DATE

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	2

Amended & Restated
By-law No. 1

IT IS HEREBY ENACTED as Amended and Restated By-law No. 1 of DIRTT Environmental Solutions Ltd. (hereinafter called the “Corporation”), which replaces all previous By-laws of the Corporation and amendments thereto as follows:

SECTION ONE

INTERPRETATION

1.01 DEFINITIONS

In the By-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Alberta), and any statute that may be substituted therefor, including the regulations thereunder, as from time to time amended;

“Appoint” includes “elect” and vice versa;

“Articles” means the articles of the Corporation, as defined in the Act, and includes any amendments thereto;

“Board” means the board of directors of the Corporation;

“By-laws” means this amended and restated By-law no. 1 and all other By-laws of the Corporation from time to time in force and effect;

“Meeting of Shareholders” means any meeting of Shareholders, including any meeting of one or more classes or series of Shareholders;

“public filing or announcement” means disclosure in a news release disseminated by the Corporation through a national news service in Canada or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at http://www.sedar.com;

“recorded address” means, in the case of a Shareholder, the address of such Shareholder as recorded in the securities register; in the case of joint Shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and, in the case of a director, officer, auditor or member of a committee of the Board, the latest address of such person as recorded in the records of the Corporation;

“Regulation 14A” means Regulation 14A under the Securities Exchange Act of 1934, as may be amended from time to time;

“SEC” means the United States Securities and Exchange Commission;

“Shareholders” means the holders of any class or series of shares of the Corporation; and

“Signing Officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.03 or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts, unincorporated organizations and personal representatives.

1.02 CONFLICT WITH THE ACT, THE ARTICLES OR ANY UNANIMOUS

        SHAREHOLDER AGREEMENT

To the extent of any conflict between the provisions of the By-laws and the provisions of the Act, the Articles or any unanimous shareholder agreement relating to the Corporation, the provisions of the Act, the Articles or the unanimous shareholder agreement shall govern.

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	3

Amended & Restated
By-law No. 1

1.03 HEADINGS AND SECTIONS

The headings used throughout the By-laws are inserted for convenience of reference only and are not to be used as an aid in the interpretation of the By-laws. “Section” followed by a number means or refers to the specified section of this By-law.

1.04 INVALIDITY OF ANY PROVISION OF BY-LAWS

The invalidity or unenforceability of any provision of the By-laws shall not affect the validity or enforceability of the remaining provisions of the By-laws.

SECTION TWO:

BUSINESS OF THE CORPORATION

2.01 CORPORATE SEAL

The corporate seal of the Corporation, if any, shall be in such form as the Board may from time to time by resolution approve.

2.02 FINANCIAL YEAR

The financial year of the Corporation shall end on such date in each year as the Board may from time to time by resolution determine.

2.03 EXECUTION OF INSTRUMENTS

Deeds, transfers, assignments, contracts, mortgages, charges, obligations, certificates and other instruments of any nature whatsoever (collectively “instruments”) shall be signed on behalf of the Corporation by the President or Chief Executive Officer alone or by any two persons, one of whom holds the office of Chair of the Board, Lead Director, Chief Financial Officer, Vice President or director and the other of whom holds one of the said offices or the office of Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, or any other office created by resolution of the Board. In addition, the Board is authorized from time to time by resolution to appoint any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments. Any Signing Officer may affix the corporate seal to any instrument requiring the same.

2.04 EXECUTION IN COUNTERPART, BY FACSIMILE, AND BY ELECTRONIC SIGNATURE

Subject to the Act,

(a) any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed and transmitted by electronic means; and

(b) any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document.

2.05 BANKING ARRANGEMENTS

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	4

Amended & Restated
By-law No. 1

authorized by the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

2.06 VOTING RIGHTS IN OTHER BODIES CORPORATE

Any one or more Signing Officers may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the persons executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board or, failing the Board, the Signing Officers may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 DIVISIONS

The Board may from time to time cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines or goods or services, as the Board may consider appropriate in each case. From time to time the Board may authorize upon such basis as may be considered appropriate in each case:

(a) the designation of any such division by, and the carrying on of the business and operations of any such division under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(b) the appointment of officers for any such division and the determination of their powers and duties, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION THREE

DIRECTORS

3.01 NUMBER OF DIRECTORS

The Board shall consist of the number of directors provided in the Articles, or, if a minimum number and a maximum number of directors is so provided, the number of directors of the Corporation shall be determined from time to time by resolution of the directors.

3.02 CALLING AND NOTICE OF MEETINGS

Meetings of the Board shall be called and held at such time and at such place as the Board, the Chair of the Board, Chief Executive Officer, President, or any two directors may determine, and the Secretary or any other officer shall give notice of meetings when directed or authorized by such persons. Notice of each meeting of the Board shall be given in the manner provided in Section 10 to each director not less than forty-eight (48) hours before the time when the meeting is to be held unless waived in accordance with the Act. A notice of a meeting of the Board need not specify the purpose of or the business to be transacted at the meeting, except where required by the Act. Notwithstanding the foregoing, the Board may from time to time fix a day or days in any month or months for regular meetings of the Board at a place and hour to be named, in which case no other notice shall be required for any such regular meeting except where the Act requires specification of the purpose or the business to be transacted thereat. Provided that a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting following the Meeting of Shareholders at which such Board was elected.

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	5

Amended & Restated
By-law No. 1

3.03 PLACE OF MEETINGS

Meetings of the Board may be held at any place in or outside Alberta.

3.04 MEETINGS BY TELEPHONIC, ELECTRONIC OR OTHER COMMUNICATION FACILITY

A director may participate in a meeting of the Board or of a committee of the Board by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A director participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

3.05 QUORUM

Subject to the requirements under the Act requiring resident Canadians to be present at any meeting of the Board, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of directors or such greater number of directors as the Board may from time to time determine, provided that, if the Board consists of only one director, the quorum for the transaction of business at any meeting of the Board shall consist of one director.

3.06 CHAIR

The chair of any meeting of the Board shall be the director present at the meeting who is the first mentioned of the following officers as have been appointed: Chair of the Board, Lead Director, President, Chief Executive Officer, Chief Financial Officer or a Vice President (in order of seniority). If no such officer is present, the directors present shall choose one of their members to be chair. If the Secretary of the Corporation is absent, the chair of the meeting shall appoint some person, who need not be a director, to act as secretary of the meeting.

3.07 ACTION BY THE BOARD

At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. A director participating in a meeting by electronic means, telephone or other communication facilities may vote by means of such facility. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote. The powers of the Board may also be exercised by resolution in writing signed by all the directors who would be entitled to vote on that resolution at a meeting of the Board.

3.08 ADJOURNED MEETING

Any meeting of the Board may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. The adjourned meeting shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

3.09 REMUNERATION AND EXPENSES

The directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for reasonable travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.10 OFFICERS

The Board from time to time may appoint one or more officers of the Corporation and, without prejudice to rights under any employment contract, may remove any officer of the Corporation. The powers and duties of each officer of the Corporation shall be those determined from time to time by the Board and, in the absence of such determination, shall be those usually incidental to the office held.

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	6

Amended & Restated
By-law No. 1

3.11 AGENTS AND ATTORNEYS

The Board shall have the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION FOUR

COMMITTEES

4.01 COMMITTEES OF THE BOARD

Subject to the Act, the Board (a) may appoint one or more committees of the Board, however designated, and (b) delegate to any such committee any of the powers of the Board.

4.02 TRANSACTION OF BUSINESS

The powers of any committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any committee may be held at any place in or outside Alberta.

4.03 PROCEDURE

Unless otherwise determined by the Board, a quorum for meetings of any committee shall be a majority of its members and each committee shall have the power to appoint its chair and determine the rules for calling, holding, conducting and adjourning meetings of the committee which, unless otherwise determined, shall be the same as those governing the Board. Each member of a committee shall serve during the pleasure of the Board and, in any event, only so long as such person shall be a director. The directors may fill vacancies in a committee by appointment from among their members. Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members.

SECTION FIVE

PROTECTION OF DIRECTORS AND OFFICERS

5.01 LIMITATION OF LIABILITY

No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith and with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	7

Amended & Restated
By-law No. 1

5.02 INDEMNITY

The Corporation shall, to the maximum extent permitted under the Act or otherwise by applicable law, indemnify a director or officer of the Corporation, a former director or officer of the Corporation, and a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she is made a party to or involved by reason of that association with the Corporation or such other entity.

5.03 ADVANCE OF COSTS

The Corporation shall, to the maximum extent permitted under the Act or otherwise by applicable law, advance moneys to an individual referred to in Section 5.02 to defray the costs, charges and expenses of a proceeding referred to in Section 5.02 provided such individual shall repay the moneys advanced if the individual does not fulfill the conditions set forth in the Act.

5.04 COURT APPROVAL

The Corporation shall use reasonable commercial efforts to obtain any court or other approvals necessary for any indemnification pursuant to Sections 5.02.

5.05 INDEMNITIES NOT EXCLUSIVE

The rights of any person to indemnification granted by the Act or this By-law are not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of Shareholders or directors, at law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and will enure to the benefit of the heirs and legal representatives of that person.

5.06 INSURANCE

The Corporation may purchase, maintain or participate in insurance for the benefit of the persons referred to in Section 5.02 as the Board may from time to time determine.

SECTION SIX

NOMINATION OF DIRECTORS

6.01 NOMINATION OF DIRECTORS

Subject to the Act and the Articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at any annual Meeting of Shareholders, or at any special Meeting of Shareholders (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting):

a)	by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

b)

by or at the direction or request of one or more Shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the Shareholders made in accordance with the provisions of the Act; or

c)

by any person (a “Nominating Shareholder”) who: (i) at the close of business on the date of the giving of the notice provided described in Section 6.02 and on the record date for notice of such Meeting of Shareholders is a registered holder of one or more shares carrying the right to vote at such Meeting of Shareholders or who beneficially owns shares that are entitled to be voted at such Meeting of Shareholders; and (ii) complies with the provisions set forth in this Section.

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	8

Amended & Restated
By-law No. 1

6.02 TIMELY NOTICE

A Nominating Shareholder must give notice of a nomination (a “Nomination Notice”) in proper form to the Chair of the Board:

a)

in the case of an annual Meeting of Shareholders, not less than 30 days before the date of the annual Meeting of Shareholders, unless such Meeting of Shareholders is called for a date that is less than 50 days following the date on which the first public filing or announcement of the date of such meeting was made, in which case a Nomination Notice must be given not later than the close of business on the 10th day following the date of such public filing or announcement; and

b)

in the case of a special Meeting of Shareholders (which is not also an annual Meeting of Shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day after the date on which the first public filing or announcement of the date of such Meeting of Shareholders was made, except that, in either instance, if “notice-and-access” pursuant to and in accordance with applicable securities laws is used for delivery of proxy related materials in respect of a meeting described in 6.02(a) or (b), and the date on which the first public filing or announcement of the date of such meeting was made in respect of the such meeting is not less than 50 days prior to the date of the applicable meeting, the Nomination Notice must be received not less than 40 days before the date of the applicable meeting.

6.03 PROPER WRITTEN FORM

To be in proper written form, a Nomination Notice must:

a)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Nominee”):

i)	their name, age, business and residential address, principal occupation or employment for the past five years, and status as a “resident Canadian” (as such term is defined in the Act);

ii)

their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount, as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

iii)

a statement as to whether such person would be “independent” of the Corporation (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators, and within the meanings set forth by the SEC and the rules or regulations of any stock exchanges applicable to the Corporation, as such provisions, rules or regulations may be amended, or pursuant to any rules, regulations or statutes which may supersede such provisions or regulations, from time to time) if elected as a director at such meeting and the reasons and basis for such determination;

iv)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominee and the Nominating Shareholder; and

v)

any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act, Regulation 14A or other applicable securities law, and the rules or regulations of any stock exchange applicable to the Corporation;

b)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

i)

their name, business and residential address, direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount;

ii)

their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Corporation or the person’s economic exposure to the Corporation, including any derivative or hedging arrangements;

iii)	any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	9

Amended & Restated
By-law No. 1

or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board; and

iv)

any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act, Regulation 14A or any other applicable securities laws or rules or regulations or any stock exchanges applicable to the Corporation.

c)

Such notice shall include a written consent duly signed by each Nominee to being named as a nominee and to serve as a director of the Corporation, if elected, and that the Nominee is eligible to serve as a director under the Act.

d)

All information to be provided in a Nomination Notice shall be provided as of the date of such notice. The Nominating Shareholder shall update such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days prior to the date of the Meeting of Shareholders, or any adjournment or postponement thereof.

6.04 DISCUSSION PERMITTED

Nothing in this Section shall be deemed to preclude discussion by a Shareholder (as distinct from nominating directors) at a Meeting of Shareholders of any matter in respect of which such Shareholder would have been entitled to submit a proposal pursuant to the provisions of the Act.

6.05 NOTICE

A Nomination Notice may only be given by personal delivery, facsimile transmission or by e-mail at such e-mail address as may be stipulated from time to time by the Corporation for purposes of this notice, and shall be deemed to have been given and made only at the time it is served by personal delivery to the Chair of the Board at the address of the principal executive offices of the Corporation, sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) or sent by e-mail (at the address as aforesaid); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

6.06 ADDITIONAL MATTERS

a)

The chair of any Meeting of Shareholders (the “Chair”) shall have the power to determine whether any proposed nomination is made in accordance with the provisions of the By-Laws, and if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any Meeting of Shareholders.

b)	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this Section.

SECTION SEVEN

SHARES

7.01 SECURITY CERTIFICATES

a)

Security certificates (if any) shall (subject to compliance with section 48 of the Act) be in such form as the directors may from time to time by resolution approve and such certificates shall be signed by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture. Any signatures required on a security certificate may be printed or otherwise mechanically reproduced on it. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	10

Amended & Restated
By-law No. 1

an officer of the Corporation, and the security certificate is as valid as if he or she were a director or an officer at the date of its issue.

b)

For greater certainty but subject to subsection (1) of section 48 of the Act, a registered securityholder may have his or her holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation, in conjunction with its transfer agent (if any). This by-law shall be read such that a registered holder of securities of the Corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of securities evidenced by a physical security certificate. The Corporation and its transfer agent may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a security registration system by electronic, book-based, direct registration system or other non-certificated means.

7.02 NON-RECOGNITION OF TRUSTS

Subject to the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the security certificate (if any).

7.03 JOINT SHAREHOLDERS

If two or more persons are registered as joint holders of any share:

a)	the Corporation shall record only one address on its books for such joint holders;

b)	the address of such joint holders for all purposes with respect to the Corporation shall be their recorded address;

and any one of such persons may give effectual receipts for the certificate (if any) issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant certificate (if any) issuable in respect of such share.

SECTION EIGHT

DIVIDENDS

8.01 DIVIDEND CHEQUES

A dividend payable in cash shall be paid by cheque of the Corporation or of any dividend paying agent appointed by the Board, to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the Shareholder’s recorded address, unless such holder otherwise directs and the Corporation agrees to follow such direction. In the case of joint holders the cheque shall, unless such joint holders otherwise direct and the Corporation agrees to follow such direction, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. Alternatively, dividends payable in money may be paid to Shareholders by such form of electronic funds transfer as the Board considers appropriate.

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	11

Amended & Restated
By-law No. 1

8.02 NON-RECEIPT OF CHEQUES

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case. No dividend shall bear interest against the Corporation.

8.03 UNCLAIMED DIVIDENDS

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION NINE

MEETINGS OF SHAREHOLDERS

9.01 PLACE OF MEETINGS

Subject to the Act and Articles, meetings of the Shareholders shall be held at such place within or outside of Alberta as the Board shall determine.

9.02 PARTICIPATION IN MEETING BY ELECTRONIC MEANS

Any person entitled to attend a Meeting of Shareholders may participate in the Meeting of Shareholders, in accordance with the Act, by electronic means, telephone or other communication facility that permits all participants to hear each other or otherwise communicate with each other during the Meeting of Shareholders, if the Corporation makes available such a communication facility. A person participating in a Meeting of Shareholders by such means shall be deemed to be present at the Meeting of Shareholders.

9.03 ELECTRONIC MEETINGS

If the Board or the Shareholders call a Meeting of Shareholders, the Board or those Shareholders, as the case may be, may determine that the Meeting of Shareholders shall be held, in accordance with the Act, entirely by electronic means, telephone or other communication facility that permits all participants to communicate adequately with each other during the Meeting of Shareholders.

9.04 CHAIR, SECRETARY AND SCRUTINEERS

The Chair, who need not be a Shareholder, shall be any of the following officers as appointed by the Board to act as Chair and is present at such Meeting of Shareholders: Chair of the Board, Lead Director, President, Chief Executive Officer, Chief Financial Officer or a Vice President (in order of seniority). If, within fifteen (15) minutes from the time fixed for holding the Meeting of Shareholders, no such officer is present and willing to act as Chair and if no director is present or if all the directors present decline to act as Chair then, the persons present and entitled to vote shall choose one of their members to be Chair. The Chair shall conduct the proceedings at the Meeting of Shareholders in all respects and his or her decision in any matter or thing, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy and any question as to the admission or rejection of a vote, shall be conclusive and binding upon the Shareholders. The Chair of the meeting shall have the authority to adjourn any Meeting of Shareholders from time to time. The Secretary of any Meeting of Shareholders shall be the Secretary of the Corporation, provided that, if the Corporation does not have a Secretary or if the Secretary of the Corporation is absent, the Chair shall appoint some person, who need not be a Shareholder, to act as Secretary of the Meeting of Shareholders. The Board may from time to time appoint in advance of any Meeting of Shareholders one or more persons to act as scrutineers at such Meeting of Shareholders and, in the absence of such appointment, the Chair may appoint one or more persons

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	12

Amended & Restated
By-law No. 1

to act as scrutineers at any Meeting of Shareholders. Scrutineers so appointed may, but need not be, Shareholders, directors, officers or employees of the Corporation.

9.05 PERSONS ENTITLED TO BE PRESENT

The only persons entitled to be present at a Meeting of Shareholders shall be: (a) those entitled to vote at such Meeting of Shareholders; (b) the directors and auditors of the Corporation; (c) others who, although not entitled to vote, are entitled or required under any provision of the Act, the Articles or the By-laws to be present at the Meeting of Shareholders; (d) legal counsel to the Corporation when invited by the Corporation to attend the Meeting of Shareholders; and (e) any other person on the invitation of the Chair.

9.06 QUORUM

A quorum for the transaction of business at any Meeting of Shareholders shall be at least two persons present in person, each being a Shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent Shareholder so entitled, and representing in the aggregate not less than twenty-five percent (25%) of the outstanding shares of the Corporation carrying voting rights at the Meeting of Shareholders, provided that, if there should be only one Shareholder entitled to vote at any Meeting of Shareholders, the quorum for the transaction of business at the Meeting of Shareholders shall consist of the one Shareholder.

9.07 REPRESENTATIVES

The authority of an individual to represent a body corporate or association at a Meeting of Shareholders shall be established by depositing with the Corporation a certified copy of the resolution of the directors or governing body of the body corporate or association, as the case may be, granting such authority, or in such other manner as may be satisfactory to the Chair.

9.08 ACTION BY SHAREHOLDERS

The Shareholders shall act by ordinary resolution unless otherwise required by the Act, Articles, By-laws or any unanimous shareholder agreement. In case of an equality of votes either upon a show of hands or upon a poll, the Chair shall not be entitled to a second or casting vote, but may request another vote.

9.09 SHOW OF HANDS

Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the Chair that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the Shareholders upon the said question.

9.11 BALLOTS

A ballot required or demanded shall be taken in such manner as the Chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he or she is entitled to vote at the Meeting of Shareholders upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the Shareholders upon the said question.

9.11 ELECTRONIC VOTING

Notwithstanding Section 9.09, any vote referred to in Section 9.08 may be held, in accordance with the Act, partially or entirely

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	13

Amended & Restated
By-law No. 1

by electronic means, telephone or other communication facility, if the Corporation has made available such a facility. Any person participating in a Meeting of Shareholders under Sections 9.02 or 9.03 and entitled to vote at the Meeting of Shareholders may vote, in accordance with the Act by electronic means, telephone or other communication facility that the Corporation has made available such purpose.

9.12 RESOLUTION IN LIEU OF MEETING

A resolution in writing signed by all the Shareholders entitled to vote on that resolution at a Meeting of Shareholders is as valid as if it had been passed at a Meeting of Shareholders. A resolution in writing may be signed in one or more counterparts.

SECTION TEN

NOTICES

10.01 METHOD OF GIVING NOTICES

Except as otherwise provided herein, any notice (which term includes any communication or contract document or instrument in writing, or electronic document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles or the By-laws or otherwise to a Shareholder, director, officer, or auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person’s record address or if mailed to such person at such record address by prepaid mail or if sent to such person by electronic means as permitted by, and in accordance with, the Act. The Secretary may change or cause to be changed the recorded address of any Shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by the Secretary to be reliable. The foregoing shall not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law.

10.02 NOTICE TO JOINT HOLDERS

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

10.03 COMPUTATION OF TIME

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

10.04 OMISSIONS AND ERRORS

The accidental omission to give any notice to any Shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.05 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

Every person who, by operation of law, transfer, death of a Shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the Shareholder from whom such person derives title to such share prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of such person’s entitlement prescribed by the Act.

DIRTT ENVIRONMENTAL SOLUTIONS | Amended and Restated By-law No. 1	14

Amended & Restated
By-law No. 1

SECTION ELEVEN

EFFECTIVE DATE

11.01 EFFECTIVE DATE

This By-law shall come into force when made by the Board in accordance with the Act.

11.02 REPEAL

All previous by-laws of the Corporation are repealed as of the coming into force of this By-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any Articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this By-law and all resolutions of the Shareholders or the Board or a committee of the Board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this By-law and until amended or repealed.

MADE by the Board the 31st day of March, 2019.

(signed) “Kevin O’Meara”

Chief Executive Officer

CONFIRMED by the Shareholders in accordance with the Act the 9th day of May, 2019